Exhibit 10.13

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

AUTOGENOMICS, INC.

SUBORDINATED PROMISSORY NOTE

No.	Carlsbad, California
$	August , 2009

FOR VALUE RECEIVED, AutoGenomics, Inc., a Delaware corporation (together with any subsidiaries required to be reported on a consolidated basis under generally accepted accounting principals, “Maker” or the “Company”), hereby promises to pay to the order of                                          or registered assigns (“Holder”), the principal amount of $            , together with interest thereon at the rate of thirteen percent (13.0%) per annum (this “Note”), on or before                              (the “Maturity Date”), subject to the terms and conditions set forth hereinbelow. This Note has been issued pursuant to, and is entitled to the benefits of, that certain Subscription Agreement with respect to this Note to which Maker and Holder are parties (the “Agreement”). Capitalized terms not defined herein have the meaning assigned to them in the Agreement.

This is one of a series of Subordinated Promissory Notes issued on or after September 3, 2008 aggregating not more than $10,000,000 in principal amount (collectively referred to herein as the “Subordinated Notes”), all of like tenor, except as to the identifying number, principal amount and holder thereof.

1. Subordination.

(a) Subordination to Senior Indebtedness. The indebtedness evidenced by this Note, and the payment of the principal hereof and interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred as hereinafter provided.

(b) Definitions:

“Affiliate” means, with regard to any Person, (i) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (ii) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent (5%) or more of the equity or voting securities, (iii) any Person that holds, of record or beneficially, five percent (5%) or more of the equity or voting securities of such Person, (iv) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person’s affairs, (v) any director, officer, partner or individual holding a similar position in respect of such Person, or (vi) as to any natural Person, any Person related by blood, marriage or adoption and any Person owned by such Persons.

“Indebtedness” means the principal of, and premium, if any, and interest on:

(i) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, including commercial paper, letters of credit and accounts receivable sold or assigned by the Company to such institutions,

(ii) all indebtedness of the Company for monies borrowed by the Company from other persons or entities (excluding accrued expenses, trade payables, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, hedging obligations and surety bonds in the ordinary course of business),

(iii) obligations of the Company as lessee under leases of real or personal property,

(iv) principal of, and premium, if any, and interest on any indebtedness or obligations of others of the kinds described above assumed or guaranteed in any manner by the Company,

(v) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described above,

(vi) any balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, and

(vii) any other indebtedness of the Company which the Company and the holders of more than 50% of the unpaid principal amount of the Subordinated Notes then outstanding may hereafter from time to time expressly and specifically agree in writing shall constitute Indebtedness, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with generally accepted accounting principals. In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the Company (whether or not such Indebtedness is assumed by the Company) and, (b) to the extent not otherwise included, the guarantee by the Company of any Indebtedness of any other Person.

“Lien” means with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

“Person” means any corporation, partnership, joint venture, limited liability company, organization, entity, governmental authority, body or agency, or natural person.

“Senior Indebtedness” means any (i) Indebtedness designated by the Company as ranking senior to the Subordinated Notes and (ii) any other indebtedness of the Company which the Company and the holders of more than 50% of the unpaid principal amount of the Subordinated Notes then outstanding may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness, provided that (a) the aggregate amount of all Senior Indebtedness at any one time outstanding shall not exceed $4.0 million; and (b) the Company agrees to provide to the Holder, if requested, the names of the holders of all Senior Indebtedness in writing, and to provide the Holder, if requested, with copies of all agreements related to any such Senior Indebtedness. Notwithstanding the foregoing, “Senior Indebtedness” shall not include Indebtedness of the Company (x) evidenced by the other subordinated Indebtedness, including the other Subordinated Notes, which shall rank equally and ratably with this Note, or (y) owed to any Affiliate of the Company.

(c) Rights of Holders Unimpaired. The provisions of this Section 1 are, and are intended solely, for the purposes of defining the relative rights of the holders of the Subordinated Notes and the holders of Senior Indebtedness and nothing in this Section 1 shall impair, as between the Company and any holders of the Subordinated Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Subordinated Notes the principal thereof, in accordance with the terms of the Subordinated Notes, nor shall anything herein prevent any holders of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Notes.

2. Repayment of the Subordinated Notes.

(a) Repayment at the Maturity Date. On the Maturity Date, the Company shall repay all, but not less than all, of the outstanding principal amount of the Subordinated Notes, and all accrued and unpaid interest thereon, by mailing a corporate check in such amount payable to each Holder at such Holder’s address of record as contained herein or on file with the Company pursuant to notice given as provided herein no later than ten (10) business days after the Maturity Date or, at the request of the Holder, by wire transfer of immediately available funds designated in writing by such Holder.

(b) Redemption Prior to the Maturity Date. The Company may redeem in whole or in part the Note at the redemption prices set forth below (expressed as a percentage of the principal amount), together with all accrued and unpaid interest thereon through the redemption date, at any time or from time to time subject to the additional terms set forth below:

Redemption Date	Percentage
From August 18, 2009 through February 17, 2010	106.50%
From February 18, 2010 through August 17, 2010	103.25%
On or after August 18, 2010	100.00%

provided that upon any such prepayment, a corresponding payment shall be made concurrently by the Company with respect to each of the other Subordinated Notes in an amount equal to the same percentage of the outstanding principal amount of such other Subordinated Notes as is made with respect to this Note.

(c) Cancellation of Subordinated Note. Immediately upon repayment in full of this Note, including all principal, accrued interest, redemption price, as applicable, and any amounts owed pursuant to paragraph 8(e) hereof, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate as of the date of such repayment.

3. Covenants of the Company

(a) Incurrence of Additional Indebtedness. The Company shall not incur any Indebtedness after the date hereof without the prior written consent of holders representing 75% of the aggregate principal amount of the then outstanding Subordinated Notes; provided, however, that without the consent of any of the holders of the Subordinated Notes, the Company may:

(1) incur equipment financing, receivables-based financing and other unsecured Indebtedness, in an aggregate amount and/or aggregate borrowing capacity not to exceed $4.0 million at any one time outstanding, including any refinancings or replacements thereof, and

(2) refinancing Indebtedness outstanding as of the date hereof (which for the avoidance of doubt shall include the Promissory Notes, which may only be refinanced by the Company on a pro rata basis), provided that (i) the principal amount of the refinancing Indebtedness incurred pursuant to this clause (2) is not greater than the Indebtedness being refinanced and (ii) the maturity date of the refinancing indebtedness is not prior to the Maturity Date.

The Company may designate, at the time of incurrence, that Indebtedness incurred pursuant to this Section 1(b) may be incurred in whole or in part under either of clause (1) and (2) of this Section 3(a), and may be redesignated from time to time at the Company’s sole and absolute discretion.

(b) Reports. Until the Company becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, at the request of the Holder, the Company agrees to furnish to the Holder the following financial statements and other information:

(1) as soon as available copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of the first three quarterly accounting periods during the fiscal year in which the Holder makes such request, and of the related consolidated statements of income and retained earnings and cash flows for such accounting period and for the portion of the fiscal year then ended;

(2) as soon as available after the end of each fiscal year of the Company, copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year of the Company, and of the related audited consolidated statements of income and retained earnings and cash flows for such fiscal year accompanied by a report thereon from independent certified public accountants selected by the Company; provided that the Company shall not be required to deliver audited financial statements if not otherwise required in connection with its financing agreements.

(c) Terms No More Favorable. If any of the other Subordinated Notes issued by the Company contain terms more favorable to the purchaser of such Subordinated Note than those contained herein (such Subordinated Note, the “More Favorable Terms Note”), the Company shall promptly (but not less than 5 days after the issuance of such More Favorable Terms Note) offer to exchange for this Subordinated Note a new Subordinated Note which shall have the same terms as this Note plus the more favorable terms of the More Favorable Terms Note.

4. Requirements for Transfer. This Note shall not be sold or transferred unless either (i) this Note shall have been registered under the Securities Act of 1933, as amended (the “Act”), and all applicable state securities laws with respect thereto or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and all applicable state securities laws with respect thereto.

5. Payment of Principal. All payments due and payable from Maker to Holder under this Note shall be made in lawful currency of the United States of America. In no event shall any prepayment of principal be made with respect to any other Subordinated Note unless and until the Company shall have concurrently prepaid a like proportion of this Note.

6. Default. Upon the occurrence of an Event of Default (as defined below), the entire unpaid portion of the principal amount of this Note, and all accrued and unpaid interest due Holder hereunder, shall automatically become due and payable. As used in this Note, “Event of Default” shall mean: (i) a receiver, trustee, custodian or similar officer is appointed for Maker, or for any substantial part of its property and such appointment or proceedings remain unstayed or undismissed for a period of 90 days, (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction is instituted (by petition, application or otherwise) against Maker and such appointment or proceedings remain unstayed or undismissed for a period of 90 days, (iii) Maker admits in writing its inability to pay its debts when due, (iv) Maker makes an assignment for the benefit of creditors, (v) Maker applies for or consents to the appointment of any receiver, trustee, custodian or similar officer for Maker or for any substantial part of its property, (vi) Maker institutes (by petition, application or otherwise) or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction against Maker, (vii) any Indebtedness of Maker in excess of $1,000,000 is accelerated prior to its scheduled maturity date, (viii) Maker fails to make any principal or interest payment under this Note when due and, other than at scheduled maturity, such breach remains uncured for 10 days following written notice from any holder of Subordinated Notes, and (ix) Maker breaches any of its other obligations hereunder and such breach remains uncured for thirty days following written notice from any holder of Subordinated Notes.

7. Replacement. Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his, her or its attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be in such principal amount and registered in such name or names as such Holder may designate in writing. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount.

8. General.

(a) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors and assigns.

(b) Notices. All notices, requests, consents and demands shall be made in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 2251 Rutherford Road, Carlsbad, CA 92008, and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

(c) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its principles of choice of law.

(d) No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

(e) Costs of Collection. The Company agrees to pay on demand all costs of collection, including reasonable attorney’s fees, incurred by the Holder in enforcing the obligations of the Company under this Note.

(f) Confidentiality. By his, her or its acceptance hereof, the Holder of this Note agrees that he, she or it will keep confidential and will not disclose, divulge or use for any unauthorized purpose any confidential, proprietary or secret information which such Holder may obtain from the Company and which is marked by the Company as confidential (i) pursuant to financial statements, reports and other materials submitted by the Company to such Holder, (ii) pursuant to visitation or inspection rights granted to such Holder, unless such information is known, or until such information becomes known, to the public, or (iii) the Holder is required by any governmental agency, court or other regulatory body having jurisdiction over the Holder, but only for the sole purpose of and solely to the extent required by such law, provided that the Holder, to the extent possible, shall give the Company prior written notice of the proposed disclosure and cooperate fully with the Company to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

(g) Headings. The headings in this Note are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Note.

(Signature Page Follows)

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned authorized representative of the Company.

AUTOGENOMICS, INC. a Delaware corporation

By:
Fareed Kureshy Its President and CEO

(Signature Page to Subordinated Promissory Note)